TWENTIETH AMENDED AND RESTATED

MULTIPLE CLASS PLAN

OF

THE INVESCO FUNDS

1.	This Multiple Class Plan (the “Plan”) adopted in accordance with Rule 18f-3 under the Act shall govern the terms and conditions under which the Funds may issue separate Classes of Shares representing interests in one or more Portfolios of each Fund.

2.	Definitions. As used herein, the terms set forth below shall have the meanings ascribed to them below.

(a)	Act — Investment Company Act of 1940, as amended.

(b)	Invesco Cash Reserve Shares — shall mean the Invesco Cash Reserve Shares Class of Invesco Money Market Fund, a Portfolio of AIM Investment Securities Funds (Invesco Investment Securities Funds).

(c)	CDSC — contingent deferred sales charge.

(d)	CDSC Period — the period of years following acquisition of Shares during which such Shares may be assessed a CDSC upon redemption.

(e)	Class — a class of Shares of a Fund representing an interest in a Portfolio.

(f)	Class A Shares — shall mean those Shares designated as Class A Shares in the Fund’s organizing documents.

(g)	Class A2 Shares — shall mean those Shares designated as Class A2 Shares in the Fund’s organizing documents.

(h)	Class AX Shares — shall mean those Shares designated as Class AX Shares in the Fund’s organizing documents.

(i)	Class B Shares — shall mean those Shares designated as Class B Shares in the Fund’s organizing documents.

(j)	Class BX Shares — shall mean those Shares designated as Class BX Shares in the Fund’s organizing documents.

(k)	Class C Shares — shall mean those Shares designated as Class C Shares in the Fund’s organizing documents.

(l)	Class CX Shares — shall mean those Shares designated as Class CX Shares in the Fund’s organizing documents.

(m)	Class P Shares — shall mean those Shares designated as Class P Shares in the Fund’s organizing documents.

(n)	Class R Shares — shall mean those Shares designated as Class R Shares in the Fund’s organizing documents.

(o)	Class R5 Shares — shall mean those Shares designated as Class R5 Shares in the Fund’s organizing documents.

(p)	Class R6 Shares — shall mean those Shares designated as Class R6 Shares in the Fund’s organizing documents.

(q)	Class RX Shares — shall mean those Shares designated as Class RX Shares in the Fund’s organizing documents.

(r)	Class S Shares — shall mean those Shares designated as Class S Shares in the Fund’s organizing documents.

(s)	Class Y Shares — shall mean those Shares designated as Class Y Shares in the Fund’s organizing documents.

(t)	Distribution Expenses — expenses incurred in activities which are primarily intended to result in the distribution and sale of Shares as authorized in a Plan of Distribution and/or agreements relating thereto.

(u)	Distribution Fee — a fee paid to the Distributor and/or financial intermediaries for Distribution Expenses.

(v)	Distributor — Invesco Distributors, Inc.

(w)	Fund — those investment companies advised by Invesco Advisers, Inc. which have adopted this Plan.

(x)	Institutional Shares — shall mean those Shares designated as Cash Management Class Shares, Corporate Class Shares, Institutional Class Shares, Personal Investment Class Shares, Private Investment Class Shares, Reserve Class Shares and Resource Class Shares in the Fund’s organizing documents and representing an interest in a Portfolio distributed by Invesco Distributors, Inc. that are offered for sale to institutional customers as may be approved by the Trustees from time to time and as set forth in the Prospectus.

(y)	Investor Class Shares — shall mean those Shares designated as Investor Class Shares in the Fund’s organizing documents.

(z)	Plan of Distribution — any plan adopted under Rule 12b-1 under the Act with respect to payment of a Distribution Fee and/or Service Fee.

(aa)	Portfolio — a series of the Shares of a Fund constituting a separate investment portfolio of the Fund.

(bb)	Prospectus — the then currently effective prospectus and statement of additional information of a Portfolio.

(cc)	Service Fee — a fee paid to the Distributor and/or financial intermediaries for the ongoing provision of personal services to Fund shareholders and/or the maintenance of shareholder accounts.

(dd)	Share — a share of beneficial interest in a Fund.

(ee)	Trustees — the directors or trustees of a Fund.

3.	Allocation of Income and Expenses.

(a)	Distribution Fees and Service Fees — Each Class shall bear directly any and all Distribution Fees and/or Service Fees payable by such Class pursuant to a Plan of Distribution adopted by the Fund with respect to such Class.

(b)	Transfer Agency Fees — Class R5 Shares and Class R6 Shares — The Class R5 Shares and Class R6 Shares shall bear proportionately the transfer agency fees and expenses incurred with respect to such Classes, based on the relative net assets attributable to each such class.

(c)	Shareholder Recordkeeping Fees — Class R5 Shares and Class R6 Shares — The Class R5 Shares shall bear directly the shareholder recordkeeping fees and expenses incurred with respect to such Class. Class R6 Shares are presently not eligible to charge shareholder recordkeeping fees and may do so only upon approval by the Trustees and amendment of this Plan.

(d)	Transfer Agency and Shareholder Recordkeeping Fees — All Shares except Class R5 Shares and Class R6 Shares — Each Class of Shares, except Class R5 Shares and Class R6 Shares, shall bear proportionately the transfer agency fees and expenses and other shareholder recordkeeping fees and expenses incurred with respect to such Classes, based on the relative net assets attributable to each such Class.

(e)	Allocation of Other Expenses — Each Class shall bear proportionately all other expenses incurred by a Portfolio based on the relative net assets attributable to each such Class.

(f)	Allocation of Income, Gains and Losses — Except to the extent provided in the following sentence, each Portfolio will allocate income and realized and unrealized capital gains and losses to a Class based on the relative net assets of each Class. Notwithstanding the foregoing, each Portfolio that declares dividends on a daily basis will allocate income on the basis of settled Shares.

(g)	Waiver of Fees and Reimbursement of Expenses — A Portfolio’s adviser, underwriter or any other provider of services to the Portfolio may waive fees payable by, or reimburse expenses of, a Class, to the extent that such fees and expenses are payable, or have been paid, to such provider, and have been allocated solely to that Class as a Class expense. Such provider may also waive fees payable, or reimburse expenses paid, by all Classes in a Portfolio to the extent such fees and expenses have been allocated to such Classes in accordance with relative net assets.

4.	Distribution and Servicing Arrangements. The distribution and servicing arrangements identified below will apply for the following Classes offered by a Fund with respect to a

Portfolio. The provisions of the Prospectus describing the distribution and servicing arrangements are incorporated herein by this reference.

(a)	Invesco Cash Reserve Shares. Invesco Cash Reserve Shares shall be (i) offered at net asset value, and (ii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(b)	Class A Shares. Class A Shares shall be offered at net asset value plus a front-end sales charge as approved from time to time by the Trustees and set forth in the Prospectus, which sales charge may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers as permitted by Section 22(d) of the Act and as set forth in the Prospectus. Class A Shares that are not subject to a front-end sales charge as a result of the foregoing shall be subject to a CDSC for the CDSC Period set forth in Section 5(b) of this Plan if so provided in the Prospectus. The offering price of Shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the Act and the rules and regulations thereunder. Class A Shares shall be subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(c)	Class A2 Shares. Class A2 Shares shall be offered at net asset value plus a front-end sales charge as approved from time to time by the Trustees and set forth in the Prospectus, which sales charge may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers as permitted by Section 22(d) of the Act and as set forth in the Prospectus. The offering price of Shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the Act and the rules and regulations thereunder. Class A2 Shares shall be subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(d)	Class AX Shares. Class AX Shares shall be offered at net asset value plus a front-end sales charge as approved from time to time by the Trustees and set forth in the Prospectus, which sales charge may be reduced or eliminated for certain money market fund shares, for larger purchases, under a combined purchase privilege, under a right of accumulation, under a letter of intent or for certain categories of purchasers as permitted by Section 22(d) of the Act and as set forth in the Prospectus. Class AX Shares that are not subject to a front-end sales charge as a result of the foregoing shall be subject to a CDSC for the CDSC Period set forth in Section 5(c) of this Plan if so provided in the Prospectus. The offering price of Shares subject to a front-end sales charge shall be computed in accordance with Rule 22c-1 and Section 22(d) of the Act and the rules and regulations thereunder. Class AX Shares shall be subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(e)	Class B Shares. Class B Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(d), (iii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus, and subject to the exception below, (iv) converted to Class A Shares on or about the end of the month which is no less than 96 months and no more than 97 months after the date in which the shareholder’s order to purchase was accepted, as set forth in the Prospectus.

Class B Shares of Invesco Money Market Fund will convert to Invesco Cash Reserve Shares of Invesco Money Market Fund.

(f)	Class BX Shares. Class BX Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(e), (iii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus, (iv) converted to Class AX Shares on or about the end of the month which is no less than 96 months and no more than 97 months after the date in which the shareholder’s order to purchase was accepted, as set forth in the Prospectus.

(g)	Class C Shares. Class C Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(f) if so provided in the Prospectus, and (iii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(h)	Class CX Shares. Class CX Shares shall be (i) offered at net asset value, (ii) subject to a CDSC for the CDSC Period set forth in Section 5(g) if so provided in the Prospectus, and (iii) subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(i)	Class P Shares. Class P Shares shall be (i) offered at net asset value, and (ii) subject to on-going Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(j)	Class R Shares. Class R Shares shall be (i) offered at net asset value, and (ii) subject to on-going Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(k)	Class RX Shares. Class RX Shares shall be (i) offered at net asset value, and (ii) subject to on-going Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(l)	Class S Shares. Class S Shares shall be (i) offered at net asset value, (ii) offered only to certain categories of customers as approved from time to time by the Trustees and as set forth in the Prospectus, and (iii) may be subject to ongoing Service Fees and/or Distribution Fees approved from time to time by the Trustees and set forth in the Prospectus.

(m)	Class Y Shares. Class Y Shares shall be (i) offered at net asset value and (ii) offered only to certain categories of customers as approved from time to time by the Trustees and as set forth in the Prospectus.

(n)	Class R5 Shares. Class R5 Shares shall be (i) offered at net asset value and (ii) offered only to certain categories of institutional customers as approved from time to time by the Trustees and as set forth in the Prospectus.

(o)	Class R6 Shares. Class R6 Shares shall be (i) offered at net asset value and (ii) offered only to certain categories of institutional customers as approved from time to time by the Trustees and as set forth in the Prospectus.

(p)	Institutional Shares. Institutional Shares shall be (i) offered at net asset value, (ii) offered only to certain categories of institutional customers as approved from time to time by the Trustees and as set forth in the Prospectus, and (iii) may be subject to ongoing Service Fees and/or Distribution Fees as approved from time to time by the Trustees and set forth in the Prospectus.

(q)	Investor Class Shares. Investor Class Shares shall be (i) offered at net asset value, (ii) offered only to certain categories of customers as approved from time to time by the Trustees and as set forth in the Prospectus, and (iii) may be subject to ongoing Service Fees and/or Distribution Fees as approved from time to time by the Trustees and set forth in the Prospectus.

5.	CDSC. A CDSC shall be imposed upon redemptions of Class A Shares and Class AX Shares that do not incur a front-end sales charge, and of certain Invesco Cash Reserve Shares, Class B Shares, Class BX Shares, Class C Shares and Class CX Shares as follows:

(a)	Invesco Cash Reserve Shares. Invesco Cash Reserve Shares acquired through exchange of Class A Shares of another Portfolio may be subject to a CDSC for the CDSC Period set forth in Section 5(b) of this Plan if so provided in the Prospectus.

(b)	Class A Shares. The CDSC Period for Class A Shares that are subject to a CDSC shall be the period set forth in the Fund’s Prospectus. The CDSC rate shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class A Shares unless so provided in a Prospectus.

(c)	Class AX Shares. The CDSC Period for Class AX Shares that are subject to a CDSC shall be the period set forth in the Fund’s Prospectus. The CDSC rate shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by this reference. No CDSC shall be imposed on Class AX Shares unless so provided in a Prospectus.

(d)	Class B Shares. The CDSC Period for the Class B Shares shall be the period set forth in the Fund’s Prospectus. The CDSC rate for the Class B Shares shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by this reference.

(e)	Class BX Shares. The CDSC Period for the Class BX Shares shall be the period set forth in the Fund’s Prospectus. The CDSC rate for the Class BX Shares shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by this reference.

(f)	Class C Shares. The CDSC Period for the Class C Shares that are subject to a CDSC shall be one year. The CDSC rate for the Class C Shares that are subject to a CDSC shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by reference.

(g)	Class CX Shares. The CDSC Period for the Class CX Shares that are subject to a CDSC shall be one year. The CDSC rate for the Class CX Shares that are subject to a CDSC shall be as set forth in the Prospectus, the relevant portions of which are incorporated herein by reference.

(h)	Method of Calculation. The CDSC shall be assessed on an amount equal to the lesser of the then current market value or the cost of the Shares being redeemed. No CDSC shall be imposed on increases in the net asset value of the Shares being redeemed above the initial purchase price. No CDSC shall be assessed on Shares derived from reinvestment of dividends or capital gains distributions. The order in which Shares are to be redeemed when not all of such Shares would be subject to a CDSC shall be determined by the Distributor in accordance with the provisions of Rule 6c-10 under the Act.

(i)	Waiver. The Distributor may in its discretion waive a CDSC otherwise due upon the redemption of Shares on terms disclosed in the Prospectus and, for the Class A Shares, Class AX Shares and Invesco Cash Reserve Shares, as allowed under Rule 6c-10 under the Act.

(j)	CDSC Computation. The CDSC payable upon redemption of Invesco Cash Reserve Shares, Class A Shares, Class AX Shares, Class B Shares, Class BX Shares, Class C Shares and Class CX Shares subject to a CDSC shall be computed in the manner described in the Prospectus.

6.	Exchange Privileges. Exchanges of Shares shall be permitted between Funds or Classes of Funds as follows:

(a)	Shares of a Portfolio generally may be exchanged for Shares of the same Class of another Portfolio or where so provided for in the Prospectus, another registered investment company distributed by Invesco Distributors, Inc. subject to such exceptions and such terms and limitations as are disclosed in the Prospectus.

(b)	Shares of a Portfolio generally may not be exchanged for Shares of a different Class of that Portfolio or another Portfolio or another registered investment company distributed by Invesco Distributors, Inc. subject to such exceptions and such terms and limitations as are disclosed in the Prospectus.

(c)	Depending upon the Portfolio from which and into which an exchange is being made and when the shares were purchased, shares being acquired in an exchange may be acquired at their offering price, at their net asset value or by paying the difference in sales charges, as disclosed in the Prospectus.

7.	Service Fees and Distribution Fees. The Service Fee and Distribution Fee applicable to any Class shall be those set forth in the Prospectus, relevant portions of which are incorporated herein by this reference. All other terms and conditions with respect to Service Fees and Distribution Fees shall be governed by the Plan of Distribution and/or agreements relating thereto adopted by the Fund with respect to such fees and Rule 12b-1 of the Act.

8.	Conversion of Class B Shares.

(a)	Shares Received upon Reinvestment of Dividends and Distributions — Shares purchased through the reinvestment of dividends and distributions paid on Shares subject to conversion shall be treated as if held in a separate sub-account. Each time any Shares in a Shareholder’s account (other than Shares held in the sub-account) convert to Class A Shares (Invesco Cash Reserve Shares in the case of Invesco Money Market Fund), a proportionate number of Shares held in the sub-account shall also convert to Class A Shares (Invesco Cash Reserve Shares in the case of Invesco Money Market Fund).

(b)	Conversions on Basis of Relative Net Asset Value — All conversions, shall be effected on the basis of the relative net asset values of the two Classes without the imposition of any sales load or other charge.

(c)	Amendments to Plan of Distribution for Class A Shares (Invesco Cash Reserve Shares in the case of Invesco Money Market Fund) — If any amendment is proposed to the Plan of Distribution under which Service Fees and Distribution Fees are paid with respect to Class A Shares of a Fund (Invesco Cash Reserve Shares in the case of Invesco Money Market Fund) that would increase materially the amount to be borne by those Class A Shares (Invesco Cash Reserve Shares in the case of Invesco Money Market Fund), then no Class B Shares shall convert into Class A Shares of that Fund (Invesco Cash Reserve Shares in the case of Invesco Money Market Fund) until the holders of Class B Shares of that Fund have also approved the proposed amendment. If the holders of such Class B Shares do not approve the proposed amendment, the Trustees of the Fund and the Distributor shall take such action as is necessary to ensure that the Class voting against the amendment shall convert into another Class identical in all material respects to Class A Shares of the Fund (Invesco Cash Reserve Shares in the case of Invesco Money Market Fund) as constituted prior to the amendment.

9.	Conversion of Class BX Shares.

(a)	Shares Received upon Reinvestment of Dividends and Distributions — Shares purchased through the reinvestment of dividends and distributions paid on Shares subject to conversion shall be treated as if held in a separate sub-account. Each time any Shares in a Shareholder’s account (other than Shares held in the sub-account) convert to Class AX Shares, a proportionate number of Shares held in the sub-account shall also convert to Class AX Shares.

(b)	Conversions on Basis of Relative Net Asset Value — All conversions shall be effected on the basis of the relative net asset values of the two Classes without the imposition of any sales load or other charge.

(c)	Amendments to Plan of Distribution for Class AX Shares — If any amendment is proposed to the Plan of Distribution under which Service Fees and Distribution Fees are paid with respect to Class AX Shares of a Fund that would increase materially the amount to be borne by those Class AX Shares, then no Class BX Shares shall convert into Class AX Shares of that Fund until the holders of Class BX Shares of that Fund have also approved the proposed amendment. If the holders of such Class BX Shares do not approve the proposed amendment, the Trustees of the Fund and the Distributor shall take such action as is necessary to ensure that the Class voting against the amendment shall convert into another Class identical in all material respects to Class AX Shares of the Fund as constituted prior to the amendment.

10.	Effective Date. This Plan shall not take effect until a majority of the Trustees of a Fund, including a majority of the Trustees who are not interested persons of the Fund, shall find that the Plan, as proposed and including the expense allocations, is in the best interests of each Class individually and the Fund as a whole.

11.	Amendments. This Plan may not be amended to materially change the provisions of this Plan unless such amendment is approved in the manner specified in Section 9 above.

12.	Administration of Plan. This Plan shall be administered in compliance with all applicable provisions of the Act and all applicable rules promulgated under the Act, including but not limited to Rule 18f-3, Rule 6c-10 (with respect to the imposition of CDSCs upon the redemption of Shares) and Rule 11a-3 (with respect to exchange privileges among Shares).

Effective December 12, 2001, as amended and restated: March 4, 2002, October 31, 2002, July 21, 2003, August 18, 2003, May 12, 2004, February 25, 2005, June 30, 2005, August 4, 2005, December 6, 2005, July 5, 2006, December 8, 2006, December 7, 2007, December 13, 2007, October 3, 2008, September 16, 2009, February 1, 2010, April 1, 2010, July 16, 2012 and January 29, 2016.